Exhibit 99.1

Auddia Announces Leadership Changes and Special Committee to Evaluate Business Combination and Restructuring as AI Native Holding Company

Jeff Thramann, Executive Chairman of Auddia, has succeeded Michael Lawless, who is retiring, as CEO to oversee restructuring

New independent board members with experience in AI infrastructure and the evaluation of entrepreneurial ventures added to form a special committee

Special committee to evaluate merits of opportunistic business combination to restructure with Auddia as a subsidiary of AI native holding company

BOULDER, CO / July 9, 2025 / Auddia Inc. (NASDAQ:AUUD) (NASDAQ:AUUDW) (“Auddia” or the “Company”), today announced that Jeff Thramann has succeeded Michael Lawless as CEO of Auddia. After thirteen years of leading Auddia and its predecessor, Clip Interactive, Michael Lawless is retiring.

The Company has added three new independent board members with experience in AI infrastructure and the evaluation of entrepreneurial opportunities. The new board members are Nick Balletta, Emmanuel de Boucaud, and Josh Sroge. They are replacing existing independent board members Steve Deitsch, Tim Hanlon, and Tom Birch. The new board has formed a special committee of independent members to evaluate a transformative business combination opportunity to restructure into an AI native holding company that delivers enhanced AI capabilities to its portfolio companies.

Jeff Thramann will continue to serve as Auddia’s chairman and in his new role as CEO will oversee the proposed restructuring as directed by the special committee. If a restructuring is consummated, Jeff Thramann will serve as CEO of the holding company and Auddia will become a fully owned subsidiary. It is expected that a new Auddia CEO will be named around that time.

The mission of the holding company to be evaluated by the special committee will be to deliver enhanced AI capabilities to portfolio companies through a proprietary AI data center solution and a centralized AI leadership and development team. The AI data center offering is expected to significantly lower the cost of training AI models and running inference on these models for the holding company’s portfolio companies.

The AI leadership team will work with portfolio companies to institute an AI first culture with respect to leveraging AI to improve operational efficiencies, while the centralized AI development team will aim to deliver world class data analytics and machine learning expertise to portfolio companies. By centralizing AI talent at the holding company level, management believes portfolio companies will have access to a higher level of talent than they can secure individually. It is also expected that the cross pollination achieved by allocating central AI resources across multiple portfolio companies will result in greater innovation and superior AI model development.

The announced leadership changes and proposed restructuring are the result of a comprehensive analysis of strategic alternatives over the past nine months led by Jeff Thramann and the board in partnership with the management team and outside consultants. The process has resulted in an updated plan for faidr as well as an opportunity to evaluate a business combination that is expected to serve as the catalyst supporting the Company’s proposed restructuring.

Jeff Thramann said, “I would like to thank Michael Lawless for his commitment to the Clip Interactive and Auddia mission over the past 13 years and for his support in helping us position for this potential restructuring. We all wish Michael well in his retirement.”

There can be no assurances that the special committee will recommend that the Company proceed with the restructuring or any other alternative strategic transaction, or that if the special committee does recommend an alternative strategic transaction, that it will be consummated as described herein or at all.

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About Auddia Inc.

Auddia, through its proprietary AI platform for audio identification and classification, is reinventing how consumers engage with AM/FM radio, podcasts, and other audio content. Auddia’s flagship audio superapp, called faidr, brings multiple industry firsts to the audio streaming landscape that include:

•	subscription based, ad free listening on any AM/FM radio station
•	content skipping across any AM/FM station
•	one touch skipping of entire podcast ad breaks
•	subscription based, ad free listening to podcast partners

faidr also delivers exclusive content and playlists, and showcases exciting new artists, hand-picked by curators and DJs. For more information, visit: www.auddia.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 about the Company's current expectations about future results, performance, prospects and opportunities. Statements that are not historical facts, such as "anticipates," "believes" and "expects" or similar expressions, are forward-looking statements. These forward-looking statements, including statements relating to the proposed restructuring, including the consummation thereof, or the strategic direction of the Company if such a restructuring is consummated, are based on the current plans and expectations of management and are subject to a number of uncertainties and risks that could significantly affect the Company's current plans and expectations, as well as future results of operations and financial condition. These and other risks and uncertainties are discussed more fully in our filings with the Securities and Exchange Commission. Readers are encouraged to review the section titled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, as well as other disclosures contained in the Annual Report and subsequent filings made with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations:

Kirin Smith, President

PCG Advisory, Inc.

ksmith@pcgadvisory.com

www.pcgadvisory.com

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